UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 23, 2009

CHINA AGRITECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-34458	75-2955368
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Room 3F No. 11 Building, Zhonghong International Business Garden
Future Business Center,
Chaoyang North Road, Chaoyang District, Beijing, China 100024
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (86) 10-59621278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice Of Delisting Or Failure To Satisfy A Continued Listing Rule Or Standard; Transfer Of Listing.

On December 23, 2009, the Board of Directors (the “Board”) of China Agritech, Inc. (the “Company”), upon the recommendation of the Nominating Committee of the Board, expanded the membership of the Board from five to seven and appointed Zheng “Anne” Wang to serve as a member of the Board, filling one vacancy as a result of the newly created directorships.

On December 30, 2009, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) that, as a result of the appointment of Ms. Wang, the Company no longer complied with Nasdaq Marketplace Rule 5605 (the “Rule”), which requires that a majority of the Board of Directors consist of independent directors.

The Company’s Board of Directors has begun the process to cure its non-compliance with the Rule by identifying and evaluating potential candidates to serve as an independent director, as defined under the Rule.

Item 5.02. Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.

The information included in Item 3.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.

Pursuant to a post-closing covenant in the Securities Purchase Agreement, dated October 19, 2009, (the “Purchase Agreement”) by and among the Company, Carlyle Asia Growth Partners IV, L.P. and CAGP IV Co-Investment, L.P. (collectively, the “Funds”) the Company agreed to appoint a member to the Board designated by the Funds.  Pursuant to the Purchase Agreement the Funds invested $15,000,000 in the Company in consideration for, among other things, 1,392,768 shares of common stock of the Company and warrants to purchase up to 928,514 shares of common stock.  The Purchase Agreement is filed as an exhibit to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 20, 2009.

Ms. Wang, Vice President of Carlyle Asia Growth Capital, is the Funds’ director designee, and as such, the Board does not consider her to be an “independent director” in accordance with the Nasdaq Marketplace Rules.  Ms. Wang has no family relationships with any of the executive officers or directors of the Company.

Ms. Wang, 33, has been Vice President of Carlyle Asia Growth Capital, a subsidiary of The Carlyle Group, a private equity firm, since December 2007.  From August 2005 through December 2007, Ms. Wang was Senior Associate at Carlyle Asia Growth Capital, and form December 2003 through August 2005, Ms. Wang was a Senior Associate in the Shanghai office of A.T. Kearney Co., Ltd.  She graduated from Shanghai Fudan University with a bachelors degree in 1998 and earned an MBA from the Kellog School of Management, Northwestern University, in 2003.

On December 23, 2009, the Company entered into a director’s agreement with Ms. Wang.  Pursuant to the director agreement, Ms. Wang is not entitled to receive any remuneration for her services as a member of the Board, although she will be reimbursed in the same manner and to the same extent as other non-executive or independent directors of the Company, for expenses incurred by her in connection with her performance of her duties as a director.  Unless terminated by either party upon 10 days written notice, the agreement expires on the earlier of one year or Ms. Wang’s removal or resignation from the Board.  Ms. Wang’s agreement prevents her from directly competing with the business of the Company or any of its subsidiaries or affiliates during the term of the agreement and for a period of 12 months following its termination, anywhere in the People’s Republic of China, although the agreement expressly allows The Carlyle Group or its affiliates, the Funds, to hold any interest as owner, stockholder, partner, lender, director, consultant or otherwise in any business competitive with the Company’s business.  Pursuant to the agreement, the Company agrees to indemnify Ms. Wang to the fullest extent possible pursuant to Delaware law for all actions taken by her while serving as a director.  Ms. Wang, the Company and the Funds will be entering into a separate indemnification agreement, a form of which is included as Exhibit A to the director’s agreement.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Form of Director’s Agreement with Zheng “Anne” Wang

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AGRITECH, INC.

Date: December 30, 2009	/s/ Yu Chang
Yu Chang
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Form of Director’s Agreement with Zheng “Anne” Wang